Exhibit 99.1

nFinanSe Inc.
AMENDMENT NO. 3 TO WARRANTS

This Amendment No. 3 to Warrants, dated as of March 22, 2011 (this “Amendment”), is entered into by nFinanSe Inc., a Nevada corporation (the “Company”), and Northwood Capital Partners, L.P. (the “Holder”).

BACKGROUND

Each Warrant listed on Exhibit A evidences the right of the Holder thereof to purchase the number of shares of common stock of the Company (the “Warrant Shares”) set forth on Exhibit A adjacent to such Warrant.  Each Warrant listed on Exhibit A is referred to herein as the “Warrant.”

Each Warrant contains a provision that permits its exercise at any time and upon time to time during the Exercise Period, as defined in the Warrant.  The Holder agrees to add a restriction to his right to exercise the Warrant. The restriction would require that either: (i) the Chief Executive Officer of the Company provide certification that sufficient shares are available to permit the exercise of the Warrant or; (ii)  the number of authorized shares of the Company’s common stock has been increased to a minimum of 225,000,000 shares.  In addition, the Company agrees to seek stockholder approval at its May 2011 Annual Meeting to increase the number of shares of authorized common stock to 250,000,000 shares.

Pursuant to Section 11(d) of the Warrants, the Warrants may be amended, modified or waived upon written consent of the party against whom such amendment, modification or waiver is to be enforced.  By execution hereof, the Company and the Holder hereby consent to and approve the Amendment.  Any capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in each Warrant.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

       1.   Amendment.  The Warrants are hereby amended as set forth below.

Section 1.     Exercise of Warrant.

                      a.           Manner of Exercise.  The Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time during the Exercise Period subject to the following restrictions: (i) the Chief Executive officer certifies that the number of authorized shares of common stock is available to satisfy the exercise of the Warrant or, (ii) the authorized shares of common stock of the Company is in excess of 225,000,000 shares. Upon removal of the aforementioned restriction, the Warrant may be exercised by (i) the surrender of the Warrant to the Company, with the Notice of Exercise attached hereto as Annex A (the “Notice of Exercise”) duly completed and executed on behalf of the Holder, at the principal office of the Company or such other office or agency of the Company as it may designate by notice in writing to the Holder (the “Principal Office”), and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise in any manner specified in Section 2(d) below.

2.   Conflict.  Except as expressly amended by this Amendment, the terms and provisions of the Warrants shall continue in full force and effect.  In the event of a conflict between the provisions of this Amendment and the Warrants, the provisions of this Amendment shall prevail and the provisions of the Warrants shall be deemed modified by this Amendment as necessary to resolve such conflict.

3.   Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

NFINANSE INC.

By: /s/ Raymond P. Springer
Name: Raymond P. Springer
Title: Chief Financial Officer

HOLDER: Northwood Capital Partners, L.P.

By: /s/ Robert A. Berlacher
Name: /s/ Robert A. Berlacher
Title: General Partner

EXHIBIT A

WARRANTS

Warrant Number	Date of Warrant	Number of Shares	Exercise Price
18	06/29/2007	25,000	$ 0.01
062008-15	06/13/2008	50,000	$ 0.01
072009-01	07/17/2009	833,333	$ 0.01
082009-18	08/21/2009	841,430	$ 0.01
122009-48	12/01/2009	500,000	$ 0.01